Exhibit 99.1

May 10, 2012

PDC Energy Announces First Quarter 2012 Results; Company Reports Solid Financial Metrics and 25% Year-Over-Year Production Growth with Continued Crude Oil and NGL Production Increases; Corporate Borrowing Base Under Revolving Credit Facility Increases to $425 Million

DENVER, May 10, 2012: Petroleum Development Corporation (dba PDC Energy) (“PDC,” or the “Company”) (Nasdaq: PETD) today reported its first quarter 2012 operating and financial results.

First Quarter 2012 Highlights

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Net income attributable to shareholders for the quarter ended March 31, 2012 was $15.8 million, or $0.66 per diluted share, compared to a net loss of $19.9 million, or $0.85 per diluted share, in the first quarter of 2011. Adjusted net income attributable to shareholders, a non-GAAP financial measure defined below, was $14.9 million for the quarter ended March 31, 2012, compared to an adjusted net loss of $2.7 million for the same 2011 period.

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Net income attributable to shareholders and adjusted net income attributable to shareholders, for the quarter ended March 31, 2012, include an after-tax gain of $12.7 million, as a result of the divestiture on February 28, 2012 of the Company’s Permian Basin assets.

•	Adjusted cash flows from operations, a non-GAAP financial measure defined below, increased 90% to $49.5 million for the first quarter of 2012, compared to $26.1 million in the first quarter 2011.

•	Net production from continuing operations increased 25% to 13.1 billion cubic feet equivalent (“Bcfe”) in the first quarter of 2012, compared to 10.5 Bcfe in the first quarter of 2011.

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Crude oil production from continuing operations for the first quarter of 2012 increased 73% over the first quarter of 2011, and natural gas liquids (“NGLs”) production from continuing operations for the first quarter of 2012 increased 54% over the same 2011 period.

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During the first quarter of 2012, the Company sold its remaining Permian Basin assets for $184.4 million. Proceeds from the sale were used to reduce outstanding borrowings under the Company’s revolving credit facility.

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The Company’s available liquidity at March 31, 2012 was $308 million. On May 4, 2012, as a result of the semi-annual redetermination by PDC’s bank group, the Company’s borrowing base under its revolving credit facility was increased by $25 million to $425 million.

James Trimble, President and Chief Executive Officer, stated, “We experienced an excellent first quarter from both an operational and financial standpoint. Net production exceeded our expectations due to solid operational execution and warmer weather in the western region. We continued to increase our percentage of liquids production as oil and natural gas liquids increased to 36% of our total net production in the quarter compared to 27% for the 2011 first quarter. We also strengthened our balance sheet and created liquidity to fund our 2012 capital budget with the proceeds from the sale of our remaining Permian Basin assets and the $25 million increase in our borrowing base under our revolving credit facility.”

Financial Results

Total revenues for the first quarter of 2012 increased 93% to $100 million, compared to $52 million for the first quarter of 2011. Natural gas, NGL and crude oil sales revenues increased 28% to $75.3 million for the first quarter of 2012, from $58.8 million for the same 2011 period. The average sales price of natural gas, NGLs and crude oil in the first quarter of 2012, including realized gains and losses on derivatives, increased 9% to $6.52 per thousand cubic feet equivalent (“Mcfe”) compared to $5.97 per Mcfe in the first quarter of 2011.

The average sales price for natural gas, NGLs and crude oil, excluding realized gains and losses on derivatives, for the first quarter of 2012 was $5.76 per Mcfe, compared to $5.61 per Mcfe for the same quarter of 2011.

Commodity price risk management activities resulted in a gain of $11.5 million for the first quarter of 2012. The gain was comprised of a $9.9 million realized gain and a $1.6 million unrealized gain. For the first quarter of 2011, commodity price risk management resulted in a loss of $23.9 million, which was comprised of a $3.8 million realized gain and a $27.7 million unrealized loss.

Production costs, which include lease operating expenses, production taxes, overhead, and other production expense, were $19.2 million, or $1.47 per Mcfe for the first quarter of 2012, compared to $18.5 million, or $1.76 per Mcfe for the first quarter of 2011. Lease operating expense (“LOE”) for the first quarter of 2012 increased slightly to $11.5 million, compared to $11.1 million in the first quarter of 2011. The increase was primarily the result of the 25% increase in production offset in part by a decrease in saltwater disposal and water hauling expenses following the completion of a saltwater disposal facility in the Piceance Basin. On a per Mcfe basis, LOE decreased 17% to $0.88. Production taxes, which fluctuate with natural gas, NGL and crude oil revenues, increased slightly to $5.0 million for the first quarter of 2012, compared to $4.1 million for the same 2011 period due to an increase in production volumes. Overhead and other production expenses decreased slightly to $2.7 million for the first quarter 2012, compared to $3.3 million for the first quarter of 2011.

Exploration expense increased from $1.7 million in the first quarter of 2011 to $2.1 million in the first quarter of 2012. The slight increase was related to activity in the eastern operating area during the first quarter of 2012.

General and administrative expenses increased to $14.7 million in the first quarter of 2012, compared to $13.9 million in the same 2011 period. The slight increase was primarily due to increased payroll and employee benefits of $1.9 million and increased transaction and legal costs of $0.7 million, partially offset by a $1.6 million charge in 2011 related to the Company’s West Virginia royalty lawsuit settlement agreement.

Depreciation, depletion and amortization (“DD&A”) expense related to natural gas and crude oil properties for the first quarter of 2012 increased 30% to $38.0 million, or $2.90 per Mcfe, compared to $29.3 million, or $2.79 per Mcfe, in the first quarter 2011. The increase was driven primarily by the increase in production volumes in the first quarter of 2012. Total DD&A expense for the first quarter of 2012 was $39.8 million compared to $31.0 million for the first quarter of 2011.

Interest expense increased $1.4 million to $10.4 million in the first quarter of 2012, from $9.1 million in the same 2011 period. The increase was primarily due to higher average outstanding balances on the Company’s revolving credit facility during the first quarter of 2012.

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Drilling Activity

As of March 31, 2012, a total of 10.5 net wells were in process and waiting to be completed and/or for pipeline connection.

During the first quarter of 2012, PDC continued to focus its drilling activity in the liquid-rich Wattenberg Field in Colorado. The Company drilled six horizontal wells in the core Wattenberg Field, of which three were completed and turned in line as of March 31, 2012. PDC shifted its activities in the Wattenberg Field from drilling a combination of both vertical and horizontal wells to drilling horizontal wells which has resulted in significantly fewer wells being drilled in the first quarter of 2012. Horizontal wells require greater capital investment, however, provide greater estimated ultimate recoveries (EURs) and economic returns. The Company plans to continue drilling horizontal wells throughout 2012. PDC also executed 59 refrac/recompletion projects on 31 wells during the first quarter of 2012.

The following table provides production by area of operation, as well as the weighted average sales price for the quarters ended March 31, 2012 and 2011, excluding realized derivative gains or losses:

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	Three Months Ended March 31,
	2012	2011	Percent
Natural gas (MMcf)
Western	6,880.2	6,787.5	1.4%
Eastern	1,485.5	866.9	71.4%
Other	8.4	11.8	(28.8)%

Total	8,374.1	7,666.2	9.2%

Weighted Average Sales Price	$2.09	$3.06	(31.7)%

Crude oil (MBbls)
Western	552.8	320.0	72.8%
Eastern	2.4	1.1	118.2%
Other	—	0.1	(100.0)%

Total	555.2	321.2	72.9%

Weighted Average Sales Price	$92.61	$89.62	3.3%

NGLs (MBbls)
Western	227.2	147.5	54.0%
Other	1.6	1.3	23.1%

Total	228.8	148.8	53.8%

Weighted Average Sales Price	$28.12	$44.32	(36.6)%

Natural gas equivalent (MMcfe)
Western	11,559.0	9,592.0	20.5%
Eastern	1,499.8	873.7	71.7%
Other	19.0	20.2	(5.9)%

Total	13,077.8	10,485.9	24.7%

Weighted Average Sales Price	$5.76	$5.61	2.7%

Commodity Price Risk Management Activities

The Company uses various derivative instruments to manage fluctuations in natural gas and crude oil prices. PDC has in place a series of floors, collars, fixed price and basis swaps on a portion of its natural gas, NGL, and crude oil production. A complete listing of the Company’s derivative positions as of March 31, 2012 is included in the Company’s Form 10-Q, available at the Company’s website at www.petd.com.

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Non-GAAP Financial Measures

PDC customarily refers to “adjusted cash flow from operations”, “adjusted net income (loss) attributable to shareholders”, and “adjusted EBITDA”, each of which are non-GAAP financial measures. Adjusted cash flow from operations is the cash flow earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted net income (loss) attributable to shareholders is net income (loss) excluding the after tax impact of unrealized gains or losses from the change in the mark-to-market value of the Company’s derivatives during the period. Adjusted EBITDA is net income (loss) plus unrealized derivative loss, interest expense, net of interest income, income taxes, impairment of natural gas and crude oil properties and depreciation, depletion and amortization for the period minus unrealized derivative gains. The Company believes it is important to consider adjusted cash flow from operations, adjusted net income (loss) attributable to shareholders and adjusted EBITDA separately, as the Company believes it can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs, and related operational factors, without regard to fluctuations in future commodity prices and without regard to whether the earned or incurred item was collected or paid during that year. The Company also uses these measures because the collection of its receivables or payment of its obligations and the change in fair market value of derivatives has not been a significant issue for the Company’s business, but merely a timing issue from one period to the next, with fluctuations generally caused by considerable changes in commodity prices. Adjusted cash flow from operations, adjusted net income (loss) attributable to shareholders, and adjusted EBITDA are not measures of financial performance under U.S. GAAP and should be considered in addition to, not as a substitute for, cash flows from operations, investing, or financing activities, nor as a liquidity measure or indicator of cash flows reported in accordance with U.S. GAAP.

The following tables provide the calculation of adjusted cash flow from operations, adjusted net income (loss) attributable to shareholders, and adjusted EBITDA, non-GAAP measures, from its nearest U.S. GAAP measure (in millions, except per share data):

Adjusted Cash Flow from Operations

	Three Months Ended March 31,
	2012	2011
Adjusted cash flow from operations:
Net cash provided by operating activities	$44.3	$15.5
Changes in assets and liabilities	5.2	10.6

Adjusted cash flow from operations	$49.5	$26.1

Adjusted Net Income (Loss) Attributable to Shareholders

	Three Months Ended March 31,
	2012	2011
Adjusted net income (loss) attributable to shareholders:
Net income (loss) attributable to shareholders	$15.8	$(19.9)
Unrealized (gain) loss on derivatives, net	(1.5)	27.7
Tax effect of above adjustments	0.6	(10.5)

Adjusted net income (loss) attributable to shareholders	$14.9	$(2.7)

Weighted average diluted shares outstanding	23,889	23,428

Adjusted diluted earnings (loss) per share	$0.62	$(0.12)

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Adjusted EBITDA

	Three Months Ended March 31,
	2012	2011
Adjusted EBITDA:
Net income (loss) attributable to shareholders	$15.8	$(19.9)
Unrealized (gain) loss on derivatives, net	(1.5)	27.7
Interest expense, net	10.4	9.0
Income tax expense (benefit)	9.5	(12.3)
Impairment of natural gas and crude oil properties	0.7	0.5
Depreciation, depletion and amortization	39.8	32.4

Adjusted EBITDA	$74.7	$37.4

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PETROLEUM DEVELOPMENT CORPORATION

(dba PDC Energy)

Consolidated Statements of Operations

(in thousands except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues:
Natural gas, NGL and crude oil sales	$75,310	$58,810
Sales from natural gas marketing	11,834	15,202
Commodity price risk management gain (loss), net	11,501	(23,882)
Well operations, pipeline income and other	1,701	1,843

Total revenues	100,346	51,973

Costs, expenses and other:
Production costs	19,189	18,472
Cost of natural gas marketing	11,492	14,993
Exploration expense	2,063	1,669
Impairment of natural gas and crude oil properties	653	453
General and administrative expense	14,708	13,873
Depreciation, depletion and amortization	39,814	30,985
Gain on sale of properties and equipment	(154)	—

Total costs, expenses and other	87,765	80,445

Income (loss) from operations	12,581	(28,472)
Interest income	2	9
Interest expense	(10,444)	(9,062)

Income (loss) from continuing operations before income taxes	2,139	(37,525)
Provision (benefit) for income taxes	759	(14,278)

Income (loss) from continuing operations	1,380	(23,247)
Income (loss) from discontinued operations, net of tax	14,455	3,323

Net income (loss)	15,835	(19,924)

Earnings (loss) per share:
Basic
Income (loss) from continuing operations	$0.06	$(0.99)
Income (loss) from discontinued operations	0.61	0.14

Net income (loss)	$0.67	$(0.85)

Diluted
Income (loss) from continuing operations	$0.06	$(0.99)
Income (loss) from discontinued operations	0.60	0.14

Net income (loss)	$0.66	$(0.85)

Weighted average common shares outstanding
Basic	23,609	23,428

Diluted	23,889	23,428

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2012 First Quarter Teleconference and Webcast

PDC will host a conference call with investors to discuss 2012 first quarter results. The Company invites you to join James Trimble, President and Chief Executive Officer; Gysle Shellum, Chief Financial Officer; Barton Brookman, Senior Vice President – Exploration and Production; and Lance Lauck, Senior Vice President – Corporate Development, for a conference call on Thursday, May 10, 2012, for a discussion of its results. The related slide presentation will also be available on PDC’s website at www.petd.com.

Conference Call and Webcast:

Date/Time: Thursday, May 10, 2012, 11:00 a.m. EDT (9:00 a.m. MDT)

Webcast available at: www.petd.com

Domestic (toll free): 877-312-5520

International: 253-237-1142

Conference ID: 72984023

Replay Numbers:

Domestic (toll free): 855-859-2056

International: 404-537-3406

Conference ID: 72984023

The replay of the call will be available through Thursday, May 17, 2012.

Upcoming Industry Conference Participation

PDC is scheduled to present at the Pritchard Capital Mini-Conference in Dallas, Texas on May 17, 2012. Please see the Company’s website at www.petd.com for full details and webcast information.

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas, NGLs and crude oil. Its operations are focused primarily in the Wattenberg Field of Colorado, including the horizontal Niobrara, the Marcellus Shale development in West Virginia and the Utica Shale in Ohio. PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) regarding PDC’s business, financial condition, results of operations and prospects. All statements other than statements of historical facts included in and incorporated by reference into this report are forward-looking statements. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this report reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand and commodity prices for natural gas and oil;

•	changes in estimates of proved reserves;

•	declines in the values of PDC’s natural gas and oil properties resulting in impairments;

•	the timing and extent of the Company’s success in discovering, acquiring, developing and producing natural gas and oil reserves;

•	PDC’s ability to acquire leases, drilling rigs, supplies and services at reasonable prices;

•	reductions in the borrowing base under the Company’s credit facility;

•	risks incident to the drilling and operation of natural gas and oil wells;

•	future production and development costs;

•	the availability of sufficient pipeline and other transportation facilities to carry PDC’s production and the impact of these facilities on price;

•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America (“U.S.”);

•	changes in environmental laws and the regulations and enforcement related to those laws;

•	the identification of and severity of environmental events and governmental responses to the events;

•	the effect of natural gas and oil derivative activities;

•	conditions in the capital markets; and

•	losses possible from pending or future litigation.

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Further, PDC urges you to carefully review and consider the cautionary statements made in this press release, the Item 1-A Risk Factors in the 2011 annual report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (“SEC”) on March 1, 2011, and other subsequent filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Other than as required under the securities laws, PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

CONTACTS:	Ron Wirth

Director – Investor Relations

303-860-5830

rwirth@petd.com

Marti Dowling

Investor Relations Manager

303-831-3926

mdowling@petd.com

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